              As filed with the Securities and Exchange Commission
                               on October 5, 1994
                                                       Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             St. Paul Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

                      Delaware                               36-3504665
                      --------                               ----------
   (State or other jurisdiction of incorporation          (I.R.S. Employer
                 or organization)                         Identification No.)

     6700 West North Avenue, Chicago, Illinois                 60635
     -----------------------------------------                 -----
      (Address of Principal Executive Offices)               (Zip Code)

                    St. Paul Bancorp, Inc. Stock Option Plan
                            (Full title of the plan)

                           Clifford M. Sladnick, Esq.
                             St. Paul Bancorp, Inc.
                             6700 West North Avenue
                            Chicago, Illinois 60635
                    (Name and address of agent for service)

                                 (312) 804-2282
         (Telephone number, including area code, of agent for service)




                                   Calculation of Registration Fee
- ----------------------------------------------------------------------------------------------------------
                                                                       Proposed
                                             Proposed maximum          maximum
 Title of securities        Amount to be        offering         aggregate offering       Amount of
  to be registered           registered       price per share           price           registration fee
- ----------------------------------------------------------------------------------------------------------
  Common Stock, par value
  $.01 per share               175,000           $20.50(1)          $3,587,500(1)          $1,237.07
- ----------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 as of October 3, 1994 solely for the purpose of calculating the registration fee.

        Pursuant to General Instruction E of Form S-8, the contents of St. Paul Bancorp, Inc.'s Registration Statement on Form S-8 (Reg. No. 33-63746), as filed with the Securities and Exchange Commission on June 2, 1993 and relating to shares of St. Paul Bancorp, Inc. common stock offered pursuant to the St. Paul Bancorp, Inc. Stock Option Plan (the "Plan"), are incorporated by reference herein. This Registration Statement on Form S-8 is filed for the purpose of registering additional shares of St. Paul Bancorp, Inc. common stock to be offered pursuant to the Plan.


Item 8.  Exhibits.
         ---------

Exhibit
Number                         Description
- ------                         -----------

   5                          Opinion of Counsel

   24                         Consent of Ernst & Young LLP

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 5, 1994.

                                             St. Paul Bancorp, Inc.


                                             By: /s/ Joseph C. Scully
                                                 -----------------------
                                                 Joseph C. Scully
                                                 Chairman of the Board and
                                                   Chief Executive Officer


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Joseph C. Scully and Patrick J. Agnew, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 5, 1994.

PRINCIPAL EXECUTIVE OFFICER:


/s/ Joseph C. Scully          Chairman of the Board and
- ----------------------          Chief Executive Officer
Joseph C. Scully

PRINCIPAL ACCOUNTING OFFICER:


 /s/ Paul J. Devitt                        First Vice President and Controller
- ---------------------------------
Paul J. Devitt

And by a Majority of the
   Board of Directors:



Name                                       Title
- ----                                       -----


 /s/ Patrick J. Agnew                      Director, President and Chief Operating
- ------------------------------               Officer
Patrick J. Agnew



 /s/ William A. Anderson                   Director
- ----------------------------
William A. Anderson



 /s/ John W. Croghan                       Director
- -----------------------------
John W. Croghan



 /s/ Alan J. Fredian                       Director
- -------------------------------
Alan J. Fredian



 /s/ Kenneth J. James                      Director
- ------------------------------
Kenneth J. James

 /s/ Jean C. Murray, O.P.                  Director
- -----------------------------
Jean C. Murray, O.P.



 /s/ Michael R. Notaro                     Director
- ------------------------------
Michael R. Notaro



 /s/ John J. Viera                         Director
- --------------------------------
John J. Viera



 /s/ James B. Wood                         Director
- -----------------------------
James B. Wood

                                 EXHIBIT INDEX




Exhibit
Number                  Description
- ------                  -----------

   5                    Opinion of Counsel

   24                   Consent of Ernst & Young LLP